EXHIBIT 99.1

TXI Reports Second Quarter Results

DALLAS, Jan. 8, 2014 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended November 30, 2013. Results for the quarter were a net loss of $17.6 million or $0.62 per share. Results for the quarter ended November 30, 2012 were a net loss of $11.1 million or $0.40 per share.

EBITDA from continuing operations for the November quarter equaled $19.5 million and EBITDA from continuing operations for the prior year's November quarter equaled $10.6 million. EBITDA for discontinued operations equaled $1.2 million in last year's November quarter. Continuing operations' EBITDA as a percentage of net sales for the November quarter this year and last year equaled 9.3% and 6.3%, respectively.

General Comments

"We were able to restart the original kiln in central Texas two months ahead of our original schedule," stated Mel Brekhus, Chief Executive Officer. "The ability to supply an additional 900,000 tons annually from this kiln will increase our ability to take advantage of increased demand for cement in south and central Texas. This additional production capability and improving operational efficiencies associated with the new second kiln that started production last year places us in a strong position as we enter the spring shipping season. Further reflecting the increasing improvement in construction, we have announced cement price increases of $8 per ton in Texas for April 2014 and $3.50 per ton in California for January 2014 and $5 per ton in April 2014."

A number of non-recurring and short-term factors masked the improvement in both demand and pricing we are experiencing in our markets. Abnormal periods of inclement weather in Texas negatively impacted shipments in the quarter and product and geographic mix shifts reduced our reported average sales price. Normal inefficiencies associated with a new kiln operation along with repair and maintenance costs incurred to accelerate the resumption of production from our original kiln in central Texas combined to increase our costs. We believe the results for the quarter were negatively impacted by the following items:

($ millions)

Hunter 1 refurbishment costs	4.0
Hunter 2 start-up costs	1.5
Environmental compliance costs	1.0
Non-operating legal costs	1.5
Inclement weather	4.0

Total	12.0

"The quality and value of our assets and the earnings potential we have previously discussed are as strong as ever and I look forward to capitalizing on current demand and pricing trends," added Brekhus.

A teleconference will be held January 9, 2014 at 10:00 Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands except per unit	2013	2012	2013	2012
Operating Results
Cement sales	$ 94,856	$ 82,584	$ 199,282	$ 169,897
Other sales and delivery fees	7,507	8,859	17,829	18,751
Total segment sales	102,363	91,443	217,111	188,648
Cost of products sold	95,284	82,706	193,025	168,825
Gross profit	7,079	8,737	24,086	19,823
Selling, general and administrative	(4,964)	(3,730)	(8,615)	(7,274)
Other income, net	1,579	1,050	2,216	1,930
Operating profit	$ 3,694	$ 6,057	$ 17,687	$ 14,479
Cement
Shipments (tons)	1,185	1,034	2,499	2,153
Prices ($/ton)	$ 80.10	$ 79.82	$ 79.75	$ 78.91
Cost of sales ($/ton)	$ 74.54	$ 72.56	$ 70.72	$ 70.47

Three months ended November 30, 2013

Cement operating profit for the three-month periods ended November 30, 2013 and 2012 was $3.7 million and $6.1 million, respectively.

Total segment sales for the three-month period ended November 30, 2013 were $102.4 million compared to $91.4 million for the prior year period. Cement sales increased $12.3 million from the prior year period. Our Texas market area accounted for approximately 69% of cement sales in the current period compared to 70% of cement sales in the prior year period. Average cement prices increased 0.8% in our Texas market from the prior year period. Average cement prices decreased 0.7% in our California market from the prior year period. Price increases on a same product and same market basis in both Texas and California were offset by changes in product, geographic and customer mix. Shipments increased 14.7% in our Texas market area and 14.4% in our California market area from prior year period. Shipments during the period were negatively impacted by more inclement weather in Texas compared to the prior year period.

Cost of products sold for the three-month period ended November 30, 2013 increased $12.6 million from the prior year period primarily due to higher shipments, depreciation expense related to our new production line at our Hunter cement plant, repair and maintenance costs at our Texas plants, and emission allowance credits associated with our compliance with The California Global Warming Solutions Act of 2006, which took effect on January 1, 2013. Cement unit cost of sales increased 2.7% from the prior year period as the impact of higher costs including depreciation, repair and maintenance, and emission allowance credits were partially offset by higher shipments.

Selling, general and administrative expense for the three-month period ended November 30, 2013 increased $1.2 million from the prior year period primarily due to higher legal expenses related to the litigation matters associated with our facilities in California.

Other income for the three-month period ended November 30, 2013 increased $0.5 million from the prior year period on higher income from royalties.

Aggregates Operations

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands except per unit	2013	2012	2013	2012
Operating Results
Stone, sand and gravel sales	$ 31,923	$ 27,739	$ 67,593	$ 55,890
Delivery fees and other	10,637	12,473	24,125	25,303
Total segment sales	42,560	40,212	91,718	81,193
Cost of products sold	36,058	35,951	77,474	72,188
Gross profit	6,502	4,261	14,244	9,005
Selling, general and administrative	(1,517)	(856)	(3,007)	(1,865)
Other income, net	405	115	740	378
Operating profit	$ 5,390	$ 3,520	$ 11,977	$ 7,518
Stone, sand and gravel
Shipments (tons)	3,840	3,808	8,287	7,722
Prices ($/ton)	$ 8.31	$ 7.28	$ 8.16	$ 7.24
Cost of sales ($/ton)	$ 6.57	$ 5.99	$ 6.44	$ 5.99

Previously, the aggregates segment included our expanded shale and clay lightweight aggregates operations which has been classified as discontinued operations in the prior period. Therefore, amounts for these operations are not included in the information presented.

Three months ended November 30, 2013

Aggregates operating profit for the three-month periods ended November 30, 2013 and 2012 was $5.4 million and $3.5 million, respectively.

Total segment sales for the three-month period ended November 30, 2013 were $42.6 million compared to $40.2 million for the prior year period. Stone, sand and gravel sales increased $4.2 million from the prior year period on 0.8% higher shipments and 14.1% higher average prices. Average selling prices increased primarily due to the impact of product and geographic mix associated with the aggregate terminals acquired in the asset exchange on March 22, 2013. Shipments during the period were negatively impacted by more inclement weather in Texas compared to the prior year period.

Delivery fees decreased $1.9 million due to the acquisition of aggregate terminals in our asset exchange on March 22, 2013. Delivery costs associated with shipments to the acquired terminals are not directly billed to our customers.

Cost of products sold for the three-month period ended November 30, 2013 increased $0.1 million compared to the prior year period. Stone, sand and gravel unit costs increased 9.7% from the prior year period primarily due to the impact of including delivery costs associated with shipments to the acquired terminals in unit costs of sales.

Selling, general and administrative expense for the three-month period ended November 30, 2013 increased $0.7 million from the prior year period primarily due to higher bad debt and compensation related expenses.

Other income for the three-month period ended November 30, 2013 increased $0.3 million from the prior year period on sale of surplus assets.

Concrete Operations

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands except per unit	2013	2012	2013	2012
Operating Results
Ready-mix concrete sales	$ 93,171	$ 52,764	$ 191,405	$ 104,682
Delivery fees	--	101	286	228
Total segment sales	93,171	52,865	191,691	104,910
Cost of products sold	92,591	54,111	185,180	106,784
Gross profit (loss)	580	(1,246)	6,511	(1,874)
Selling, general and administrative	(3,120)	(2,074)	(6,284)	(4,764)
Other income, net	1,036	713	4,387	2,123
Operating profit (loss)	$ (1,504)	$ (2,607)	$ 4,614	$ (4,515)
Ready-mix concrete
Shipments (cubic yards)	1,079	643	2,214	1,292
Prices ($/cubic yard)	$ 86.32	$ 81.99	$ 86.60	$ 81.03
Cost of sales ($/cubic yard)	$ 85.78	$ 84.16	$ 83.66	$ 82.56

Three months ended November 30, 2013

Concrete operating loss for the three-month periods ended November 30, 2013 and 2012 was $1.5 million and $2.6 million, respectively.

Total segment sales for the three-month period ended November 30, 2013 were $93.1 million compared to $52.9 million for the prior year period. Segment sales increased $40.3 million from the prior year period primarily due to the addition of the 42 ready-mix concrete plants acquired through an asset exchange on March 22, 2013, which accounted for 66% of the increase in shipments compared to the prior year period.   Shipments during the period were negatively impacted by more inclement weather in Texas compared to the prior year period. Price improvement in every market combined with the effect geographic market mix shifts attributable to the additional 42 ready-mix plants resulted in 5.3% higher average prices.

Cost of products sold for the three-month period ended November 30, 2013 increased $38.5 million from the prior year period as a result of the 42 additional ready-mix concrete plants acquired through an asset exchange on March 22, 2013, along with increased shipments from existing locations. Ready-mix concrete unit costs increased 1.9% from the prior year period primarily due to increased material and delivery costs partially offset by the effects of higher shipments.

Selling, general and administrative expense for the three-month period ended November 30, 2013 increased $1.0 million from the prior year period primarily attributable to higher compensation costs resulting from an increase in head count due to the addition of the 42 ready-mix concrete plants acquired through an asset exchange on March 22, 2013.

Other income for the three-month period ended November 30, 2013 increased $0.3 million from the prior year period primarily due to higher earnings from our joint venture of $0.2 million.

Corporate

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands	2013	2012	2013	2012
Other income, net	$ 2,386	$ 46	$ 3,920	$ 92
Selling, general and administrative	(10,057)	(10,405)	(20,319)	(20,718)
	$ (7,671)	$ (10,359)	$ (16,399)	$ (20,626)

Three months ended November 30, 2013

Other income for the three-month period ended November 30, 2013 contains a gain of $2.1 million for a routine sale of real estate.

Selling, general and administrative expense for the three-month period ended November 30, 2013 decreased by $0.3 million compared to the prior year period primarily due to lower stock based compensation associated with the Company's stock appreciation rights and deferred compensation agreements. Previously, these agreements were accounted for as liabilities that impacted stock-based compensation expense based on changes in our company's stock price. On January 4, 2013 these agreements were amended, and changes in our stock price no longer impact stock -based compensation expense.

Interest

Interest expense incurred for the three-month period ended November 30, 2013 was $17.4 million. Interest expense incurred for the three-month period ended November 30, 2012 was $17.4 million, of which $9.9 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $7.5 million was expensed.

Income Taxes

Income taxes for the interim periods ended November 30, 2013 and 2012 have been included in the accompanying financial statements on the basis of an estimated annual rate. The tax rate differs from the 35% federal statutory corporate rate primarily due to percentage depletion that is tax deductible, state income taxes and valuation allowances against deferred tax assets. The estimated annualized rate for continuing operations is (1.8)% for fiscal year 2014 compared to (4.3)% for fiscal year 2013. We received income tax refunds of $0.4 million in the six-month period ended November 30, 2013 and none in the six-month period ended November 30, 2012. We made no income tax payments in the six-month periods ended November 30, 2013 and 2012.

Net deferred tax assets totaled $6.7 million at November 30, 2013 and May 31, 2013. Net deferred tax assets classified as current were $15.4 million at November 30, 2013 and $18.8 million at May 31, 2013. Management reviews our deferred tax position and in particular our deferred tax assets whenever circumstances indicate that the assets may not be realized in the future and records a valuation allowance unless such deferred tax assets are deemed more likely than not to be recoverable. The ultimate realization of these deferred tax assets depends upon various factors including the generation of taxable income during future periods. The Company's deferred tax assets exceeded deferred tax liabilities as of November 30, 2013 and May 31, 2013 primarily as a result of recent losses. Management has concluded that the sources of taxable income we are permitted to consider do not assure the realization of the entire amount of our net deferred tax assets. Accordingly, a valuation allowance is required due to the uncertainty of realizing the deferred tax assets. We released valuation allowance of $1.5 million in fiscal year 2013 through a benefit related to gains in discontinued operations. We will continue to record additional valuation allowance against additions to our net deferred tax assets for fiscal year 2014 until Management believes it is more likely than not the deferred tax assets will be realized.

Certain statements contained in this quarterly report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan," "anticipate," and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims, changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

Earnings before Interest, Taxes, Depreciation and Amortization*	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands	2013	2012	2013	2012
Income before income taxes from continuing operations	$ (17,515)	$ (10,846)	$ (16,915)	$ (18,379)
Depreciation	19,571	13,986	39,433	27,860
Interest expense	17,423	7,457	34,794	15,234
EBITDA from continuing operations	$ 19,479	$ 10,597	$ 57,312	$ 24,715
EBITDA from discontinued operations**	--	$ 1,184	--	$ 6,545
Total EBITDA	$ 19,479	$ 11,781	$ 57,312	$ 31,260

EBITDA MARGIN
EBITDA from continuing operations	$ 19,479	$ 10,597	$ 57,312	$ 24,715
Net Sales from continuing operations	$ 208,892	$ 167,693	$ 441,974	$ 342,216
EBITDA Margin	9.3%	6.3%	13.0%	7.2%

*A full reconciliation of EBITDA is continued on our website at www.txi.com.

** Expanded shale and clay operation's profit for the three month and six month periods ended November 30, 2012 of $0.8 million plus depreciation expense of $0.3 million and $5.9 million plus depreciation expense of $0.6 million, respectively.

EBITDA represents income before interest, income taxes, depreciation and amortization and is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization	Three months ended
	November 30,	November 30,
In millions	2013	2012
Net Sales	$ 208.9	$ 167.7

EBITDA from continuing operations	$ 19.5	$ 10.6

Operating Adjustments:
Inclement weather	$ 4.0	--
Hunter 1 refurbishment costs	4.0	--
Environmental compliance costs	1.0	--
Major cement plant maintenance	2.5	5.5
Total operating adjustments	$ 11.5	$ 5.5

Non-operating adjustments:
Variable stock-based compensation	$ --	$ 1.5
Legal costs	1.5	--
Total non-operating adjustments	$ 1.5	$ 1.5

Adjusted EBITDA from continuing operations	$ 32.5	$ 17.6

Adjusted EBITDA Margin	15.5%	10.5%

Adjusted EBITDA represents income before interest, income taxes, depreciation and amortization adjusted for certain operating and non-operating costs, which we believe provides a more meaningful comparison of the results for the current and prior year periods. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands except per share	2013	2012	2013	2012
NET SALES	$ 208,892	$ 167,693	$ 441,974	$ 342,216
Cost of products sold	194,735	155,939	397,151	315,262
GROSS PROFIT	14,157	11,754	44,823	26,954
Selling, general and administrative	19,655	17,067	38,207	34,623
Interest expense	17,423	7,457	34,794	15,235
Other income, net	(5,406)	(1,924)	(11,263)	(4,525)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(17,515)	(10,846)	(16,915)	(18,379)
Income taxes (benefit)	125	(657)	295	(796)
NET LOSS FROM CONTINUING OPERATIONS	$ (17,640)	$ (10,189)	$ (17,210)	$ (17,583)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	--	(933)	--	3,805
NET LOSS	$ (17,640)	$ (11,122)	$ (17,210)	$ (13,778)
NET LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$ (0.62)	$ (0.36)	$ (0.60)	$ (0.63)
Diluted	$ (0.62)	$ (0.36)	$ (0.60)	$ (0.63)
NET INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$ --	$ (0.04)	$ --	$ 0.14
Diluted	$ --	$ (0.04)	$ --	$ 0.14
NET LOSS PER SHARE:
Basic	$ (0.62)	$ (0.40)	$ (0.60)	$ (0.49)
Diluted	$ (0.62)	$ (0.40)	$ (0.60)	$ (0.49)
AVERAGE SHARES OUTSTANDING
Basic	28,614	28,030	28,596	28,014
Diluted	28,614	28,030	28,596	28,014

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
In thousands	2013	2012	2013	2012
Net loss	$ (17,640)	$ (11,122)	$ (17,210)	$ (13,778)
Other comprehensive income:
Unrealized actuarial loss of defined benefit plans, net of tax benefit of $0, $0, $0 and $(32), respectively	--	--	--	(55)
Reclassification of actuarial loss of defined benefit plans, net of tax benefit of $(8), $(55), $(12) and $(298), respectively	9	97	20	520
Total other comprehensive income	9	97	20	465
Comprehensive loss	$ (17,631)	$ (11,025)	$ (17,190)	$ (13,313)

See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited)
In thousands except per share	November 30,	May 31,
	2013	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 82,362	$ 61,296
Receivables – net	122,382	126,922
Inventories	112,557	105,054
Deferred income taxes and prepaid expenses	21,929	27,294
TOTAL CURRENT ASSETS	339,230	320,566
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	172,678	172,780
Buildings	51,461	50,968
Machinery and equipment	1,649,518	1,647,460
Construction in progress	27,714	16,642
	1,901,371	1,887,850
Less depreciation and depletion	697,717	661,454
	1,203,654	1,226,396
OTHER ASSETS
Goodwill	40,575	40,575
Real estate and investments	31,582	29,471
Deferred other charges	18,050	18,817
	90,207	88,863
	$ 1,633,091	$ 1,635,825
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 73,943	$ 69,061
Accrued interest, compensation and other	72,197	62,336
Current portion of long-term debt	2,229	1,872
TOTAL CURRENT LIABILITIES	148,369	133,269
LONG-TERM DEBT	657,068	657,935
DEFERRED INCOME TAXES AND OTHER CREDITS	85,967	91,157
SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 28,623 and 28,572 shares, respectively	28,623	28,572
Additional paid-in capital	519,922	514,560
Retained earnings	211,476	228,686
Accumulated other comprehensive loss	(18,334)	(18,354)
	741,687	753,464
	$ 1,633,091	$ 1,635,825
See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	Six months ended
	November 30,	November 30,
In thousands	2013	2012
OPERATING ACTIVITIES
Net loss	$ (17,210)	$ (13,778)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	39,433	28,543
Gain on asset disposals	(5,766)	(2,879)
Deferred income tax expense (benefit)	(9)	957
Stock-based compensation expense	3,962	5,505
Other – net	(7,703)	(8,469)
Changes in operating assets and liabilities
Receivables – net	4,401	(8,488)
Inventories	(7,720)	13,967
Prepaid expenses	1,949	1,687
Accounts payable and accrued liabilities	21,868	7,933
Net cash provided by operating activities	33,205	24,978
INVESTING ACTIVITIES
Capital expenditures – expansions	(7,125)	(36,118)
Capital expenditures – other	(17,295)	(10,845)
Proceeds from asset disposals	7,682	3,958
Investments in life insurance contracts	4,059	2,366
Other – net	--	(88)
Net cash used by investing activities	(12,679)	(40,727)
FINANCING ACTIVITIES
Debt payments	(910)	(1,585)
Stock option exercises	1,450	1,089
Net cash provided (used) by financing activities	540	(496)
Increase (decrease) in cash and cash equivalents	21,066	(16,245)
Cash and cash equivalents at beginning of period	61,296	88,027
Cash and cash equivalents at end of period	$ 82,362	$ 71,782
CONTACT: T. Lesley Vines, Jr.
         Corporate Controller & Treasurer
         Direct 972.647.6722 E-mail lvines@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands except per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	4,035	3,226	3,301	969	884	743	984	3,580	1,119	1,034	933	1,299	4,385	1,314	1,185	2,499
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	16,470	11,363	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	3,029	4,042	14,793	4,447	3,840	8,287
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	2,902	2,147	2,415	741	587	508	563	2,399	649	643	541	968	2,801	1,134	1,079	2,214

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.07	$79.82	$78.39	$79.27	$78.90	$79.43	$80.10	$79.75
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.38	$7.06	$7.45	$7.12	$7.26	$7.23	$7.19	$7.28	$7.27	$7.95	$7.44	$8.02	$8.31	$8.16
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$74.87	$75.93	$75.85	$73.80	$78.50	$76.06	$80.08	$81.99	$82.49	$84.83	$82.62	$86.86	$86.32	$86.60

Net Sales
Cement	404,823	447,594	482,379	468,673	364,386	266,180	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	73,086	102,975	345,958	104,426	94,856	199,282
Aggregates	134,220	153,480	155,562	162,582	131,197	88,019	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	22,021	32,128	110,039	35,670	31,923	67,593
Ready-mix	222,680	265,254	278,067	310,652	247,931	175,712	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	44,582	82,082	231,358	98,234	93,171	191,405
Other	104,847	118,555	119,798	132,606	121,321	101,526	101,654	15,845	14,394	12,732	10,101	53,072	2,867	2,685	2,272	2,971	10,795	3,738	2,214	5,952
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(103,030)	(69,779)	(74,054)	(19,348)	(18,033)	(16,071)	(16,821)	(70,273)	(15,708)	(16,827)	(14,663)	(24,560)	(71,758)	(29,344)	(29,202)	(58,546)
Delivery Fees	73,809	80,166	78,850	84,802	77,397	59,406	67,957	16,726	15,246	13,093	19,813	64,878	19,982	18,736	14,061	17,910	70,689	20,358	15,930	36,288
Net Sales	834,803	943,922	996,250	1,028,854	839,202	621,064	621,813	167,629	146,173	121,894	158,409	594,105	174,523	167,693	141,359	213,506	697,081	233,082	208,892	441,974

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	726,133	562,066	596,510	157,001	144,689	123,774	135,109	560,573	159,323	155,939	129,035	185,506	629,803	202,416	194,735	397,151
Selling, general and administrative	78,434	88,663	108,106	96,220	72,093	79,415	76,420	16,729	12,780	17,265	21,589	68,363	17,556	17,067	17,056	15,978	67,657	18,553	19,655	38,207
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	3,153	-	-	3,153	-	-	-	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	33,286	52,240	47,583	9,460	8,838	8,512	8,025	34,835	7,777	7,457	7,227	10,346	32,807	17,371	17,423	34,794
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,619	-	-	-	-	-	-	-	-	-	-	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(21,191)	(10,666)	(21,512)	(5,869)	(1,522)	(1,334)	(64,381)	(73,106)	(2,599)	(1,924)	(2,091)	(2,312)	(8,926)	(5,857)	(5,406)	(11,263)
	772,548	952,736	839,687	901,495	869,623	683,055	728,620	177,321	167,938	148,217	100,342	593,818	182,057	178,539	151,227	209,518	721,341	232,483	226,407	458,889
Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(106,807)	(9,692)	(21,765)	(26,323)	58,067	287	(7,534)	(10,846)	(9,868)	3,988	(24,260)	599	(17,515)	(16,915)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(41,894)	(310)	(1,143)	(1,148)	960	(1,641)	(139)	(657)	(1,355)	(11,615)	(13,766)	170	125	295
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(64,913)	(9,382)	(20,622)	(25,175)	57,107	1,928	(7,395)	(10,189)	(8,513)	15,603	(10,494)	429	(17,640)	(17,210)

Income from Discontinued Operations
net of Income Taxes	79,079	8,691	-	-	-	-	-	1,962	(415)	895	3,106	5,548	4,738	(933)	2,699	28,540	35,044	-	-	-
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,143	24,550	429	(17,640)	(17,210)

Cumulative Effect of Accounting Change
net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,143	24,550	429	(17,640)	(17,210)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	5/31/2009	5/31/2010	5/31/2011	8/31/2011	11/30/2011	2/29/2012	5/31/2012	8/31/2012	11/30/2012	2/28/2013	5/31/2013	8/31/2013	11/30/2013

Cash	251,600	84,139	15,138	39,527	19,796	74,946	116,432	60,600	67,462	27,155	88,027	60,871	71,782	31,664	61,296	48,472	82,362
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	129,432	112,184	85,817	94,617	82,378	78,597	98,836	113,354	107,760	98,458	126,922	142,032	122,382
Inventories	83,291	109,767	135,254	144,654	155,724	142,419	140,646	110,537	99,038	100,858	99,441	89,493	85,530	100,282	105,054	107,678	112,557
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	22,039	23,426	22,040	21,001	20,529	21,398	19,007	17,640	16,672	20,282	27,294	26,564	21,929
Discontinued Operations Held for Sale								40,406	40,096	40,124	40344	38,833	39,360	38,769	-	-	-
Total Current Assets	481,008	410,960	310,623	373,067	326,991	352,975	364,935	327,161	309,503	268,132	345,655	320,191	321,104	289,455	320,566	324,746	339,230

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,791,546	1,758,778	1,797,750	1,781,055	1,803,149	1,815,060	1,796,731	1,819,995	1,838,019	1,859,417	1,887,850	1,891,860	1,901,371
Less depreciation and depletion	473,794	486,585	509,138	518,361	572,195	604,269	642,329	611,454	623,280	630,750	611,406	622,619	633,973	647,281	661,454	680,804	697,717
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,219,351	1,154,509	1,155,421	1,169,601	1,179,869	1,184,310	1,185,325	1,197,376	1,204,046	1,212,136	1,226,396	1,211,056	1,203,654

Goodwill	58,395	58,395	58,395	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	40,575	40,575	40,575
Real estate and investments	99,491	125,159	110,761	59,261	10,001	6,774	6,749	6,447	11,472	11,044	20,865	20,716	23,168	23,024	29,471	30,062	31,582
Deferred income taxes, intangibles and other charges	27,571	22,706	11,369	11,332	14,486	15,774	22,191	24,031	22,481	21,566	23,368	24,400	23,234	22,141	18,817	19,359	18,050
Assets of discontinued operations	1,114,627	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	26,202	24,263	30,655	32,193	35,668	34,325	45,948	46,831	48,117	46,880	88,863	89,996	90,207
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267	1,548,471	1,635,825	1,625,798	1,633,091

Accounts payable	44,560	50,931	96,883	111,478	55,749	56,214	56,787	54,320	57,389	60,759	64,825	68,673	64,520	57,000	69,061	69,617	73,943
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	51,856	51,455	58,848	49,290	63,829	43,189	61,317	44,656	67,712	48,134	62,336	49,541	72,197
Current portion of long term debt	688	681	1,340	7,725	243	234	73	74	499	486	1,214	1,455	1,432	1,816	1,872	1,911	2,229
Total Current Liabilities	107,450	118,567	168,327	186,170	107,848	107,903	115,708	103,684	121,717	104,434	127,356	114,784	133,664	106,950	133,269	121,069	148,369

Long-term Debt	603,126	251,505	274,416	401,880	541,540	538,620	652,403	652,385	654,138	654,014	656,949	657,803	657,269	658,392	657,935	657,449	657,068

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	120,011	123,976	87,318	85,223	80,919	81,278	96,352	95,935	95,995	88,088	91,157	89,954	85,967
Liabilities of discontinued operations	278,527	-	-	-	-	-		-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	803,145	761,248	695,582	687,663	668,267	647,040	696,271	695,876	686,339	695,041	753,464	757,326	741,687
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267	1,548,471	1,635,825	1,625,798	1,633,091
	-	-	-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Operating Activities
Income (Loss) from Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,144	24,550	429	(17,639)	(17,210)
Adjustments to reconcile income (loss) from
operations to cash provided by
operating activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	14,425	16,897	59,865	19,862	19,571	39,433
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(6,759)	(1,350)	(13,638)	(2,368)	(383)	(985)	(63,874)	(67,610)	(2,503)	(376)	(1,943)	(59,603)	(64,425)	(3,069)	(2,697)	(5,766)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	(1,938)	(9,132)	(42,875)	(241)	(704)	(708)	1,565	(88)	(3)	960	68	2,398	3,423	51	(60)	(9)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,400)	5,097	5,581	107	(1,336)	2,939	677	2,387	2,766	2,739	1,510	2,498	9,513	2,298	1,664	3,962
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,596)	(250)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	29,619	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	889	(2,399)	3,234	2,475	5,931	13,998	3,158	(1,567)	(3,618)	761	5,647	1,223	(3,026)	(5,441)	912	590	(6,965)	(1,848)	(5,855)	(7,703)
Changes in operating assets and liabilities																				-
Receivables - net	(8,873)	(5,060)	846	(29,507)	55,397	(5,421)	13,379	(8,670)	12,366	3,928	(20,927)	(13,303)	(14,013)	5,525	9,318	(27,968)	(27,138)	(16,136)	20,537	4,401
Inventories	6,082	(18,761)	(25,047)	(9,400)	(11,070)	13,706	2,164	894	11,295	(2,141)	781	10,829	10,846	3,121	(14,677)	22,143	21,433	(2,824)	(4,896)	(7,720)
Prepaid expenses	(1,680)	63	1,392	(2,033)	(1,894)	387	1,301	1,729	1,125	407	(1,876)	1,385	1,099	588	(3,845)	1,920	(238)	278	1,671	1,949
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(36,232)	6,046	11,172	(5,809)	6,739	(5,396)	11,389	6,923	(4,632)	12,565	(15,161)	20,510	13,282	(5,113)	26,981	21,868
Other credits	3,838	2,527	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,092	22,886	(15,207)	23,529	33,300	(6,072)	39,277	33,205

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(288,544)	(13,659)	(45,683)	(45,588)	(16,678)	(34,029)	(10,041)	(106,336)	(32,610)	(14,353)	(32,133)	(13,725)	(92,821)	(12,498)	(11,922)	(24,420)
Cash designated for property acquisitions		-	-	(28,733)	28,733	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	7,981	21,592	3,596	863	786	2,539	62,657	66,845	3,578	380	1,825	12,698	18,481	4,319	3,363	7,682
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	2,876	6,967	4,073	-	2,989	365	-	3,354	146	2,220	-	101	2,467	934	3,125	4,059
Purchases of short-term investments - net	-	(50,500)	50,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	(21)	2,079	1,266	(82)	(46)	(174)	57	(245)	(59)	(27)	19	(35)	(102)	-	-	-
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(248,975)	16,979	(36,748)	(44,807)	(12,949)	(31,299)	52,673	(36,382)	(28,945)	(11,780)	(30,289)	(961)	(71,975)	(7,245)	(5,434)	(12,679)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	650,000	-	-	-	-	-	-	-	-	-	-	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,772)	(245)	(561,627)	(18)	(18)	(137)	(127)	(300)	(1,028)	(557)	(651)	(448)	(2,684)	(447)	(463)	(910)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(5,470)	(2,552)	(12,492)	(1,629)	(103)	(97)	-	(1,829)	-	-	-	-	-	-	-	-
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	4,641	893	1,462	78	80	1,591	274	2,023	725	364	6,027	7,512	14,628	940	510	1,450
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(8,287)	(8,328)	(8,354)	(2,091)	-	-	-	(2,091)	-	-	-	-	-	-	-	-
Other - net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	121,958	(9,982)	68,989	(3,660)	(41)	1,357	147	(2,197)	(303)	(193)	5,376	7,064	11,944	493	47	540
Net Cash Provided (Used) by Operations	73,606	(497,513)	(69,001)	24,389	(19,731)	55,150	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,156)	10,913	(40,120)	29,632	(26,731)	(12,824)	33,890	21,066

DISCONTINUED OPERATIONS
Cash Provided (Used) by Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	(19,731)	55,150	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,156)	10,913	(40,120)	29,632	(26,731)	(12,824)	33,890	21,066

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	19,796	74,946	116,432	60,600	67,462	27,155	116,432	88,027	60,871	71,781	31,664	88,027	61,296	48,472	61,296
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	19,796	74,946	116,432	60,600	67,462	27,155	88,027	88,027	60,871	71,781	31,664	61,299	61,296	48,472	82,362	82,362

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
EBITDA Defined
Net Income (loss) from Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,144	24,550	429	(17,639)	(17,210)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	33,286	52,240	47,583	9,460	8,838	8,512	8,025	34,835	7,777	7,457	7,227	10,346	32,807	17,371	17,423	34,794
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(41,894)	(144)	(622)	(542)	2,304	996	144	1,119	152	2,350	3,765	170	125	295
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	14,425	16,897	59,865	19,862	19,571	39,433
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	3,216	-	-	3,216	-	-	-	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,619	-	-	-	-	-	-	-	-	-	-	-	-	-
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	34,692	17,876	5,800	(1,200)	84,999	107,475	19,479	11,781	15,990	73,737	120,987	37,832	19,480	57,312

EBITDA represents income before interest, income taxes, depreciation and amortization, restructuring charges and goodwill impairment, and loss on debt retirements and spin-off charges.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,092	22,886	(15,207)	23,529	33,300	(6,072)	39,277	33,205
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	(6,201)	(14,718)	(28,016)	11,856	(31,525)	3,202	10,633	(5,834)	6,700	(21,799)	24,365	(16,605)	(7,339)	23,795	(44,293)	(20,498)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	1,938	9,132	42,875	241	704	708	(1,565)	88	3	(960)	(68)	(2,398)	(3,423)	(51)	60	9
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,400	(5,097)	(5,581)	(107)	1,336	(2,939)	(677)	(2,387)	(2,766)	(2,739)	(1,510)	(2,498)	(9,513)	(2,298)	(1,664)	(3,962)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(41,894)	(144)	(622)	(542)	2,304	996	144	1,119	152	2,350	3,765	170	125	295
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	6,759	1,350	13,638	2,368	383	985	63,874	67,610	2,503	376	1,943	59,603	64,425	3,069	2,697	5,766
Interest	23,533	31,155	14,074	2,505	33,286	52,240	47,583	9,460	8,838	8,512	8,025	34,835	7,777	7,457	7,227	10,346	32,807	17,371	17,423	34,794
Restructuring charges	-	-	-	-	-	-	-	-	3,216	-	-	3,216	-	-	-	-	-	-	-	-
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	(5,931)	(13,998)	(3,158)	1,567	3,618	(761)	(5,647)	(1,223)	3,026	5,441	(912)	(590)	6,965	1,848	5,855	7,703
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	34,692	17,876	5,800	(1,200)	84,999	107,475	19,479	11,781	15,990	73,737	120,987	37,832	19,480	57,312

Texas Industries, Inc.
Business Segment Summary
$ In thousands except per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	364,386	266,180	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	73,086	102,975	345,958	104,426	94,856	199,282
Other sales and delivery fees	30,699	27,416	27,648	36,079	30,934	28,333	30,909	9,659	8,240	7,641	11,340	36,880	9,892	8,858	7,480	9,317	35,547	10,322	7,507	17,829
Total segment sales	435,522	475,010	510,027	504,752	395,320	294,513	287,294	85,637	77,234	65,471	86,951	315,293	97,205	91,442	80,566	112,292	381,505	114,748	102,363	217,111
Cost of products sold	338,528	352,603	343,145	391,687	342,824	270,763	283,407	78,232	78,050	63,359	66,484	286,125	86,119	82,706	68,501	90,102	327,428	97,743	95,284	193,025
Gross profit	96,994	122,407	166,882	113,065	52,496	23,750	3,887	7,405	(816)	2,112	20,467	29,168	11,086	8,736	12,065	22,190	54,077	17,005	7,079	24,086
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(19,343)	(17,528)	(18,967)	(4,078)	(4,165)	(4,663)	(3,625)	(16,531)	(3,544)	(3,729)	(3,247)	(2,650)	(13,170)	(3,649)	(4,964)	(8,615)
Restructuring charges and goodwill impairment	-	-	-	-	(58,395)	-	-	-	(1,074)	-	-	(1,074)	-	-	-	-	-	-	-	-
Other income	1,342	951	24,536	7,419	9,301	7,774	4,831	3,190	700	167	4,868	8,925	880	1,050	1,031	194	3,155	637	1,579	2,216
Operating Profit (Loss)	83,251	109,402	171,540	102,177	(15,941)	13,996	(10,249)	6,517	(5,355)	(2,384)	21,710	20,488	8,422	6,057	9,849	19,734	44,062	13,993	3,694	17,687

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	4,035	3,226	3,301	969	884	743	984	3,580	1,119	1,034	933	1,299	4,385	1,314	1,185	2,499
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.06	$79.82	$78.39	$79.27	$78.90	$79.43	$80.10	$79.75
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$78.02	$76.36	$77.29	$71.77	$78.34	$75.95	$56.60	$70.09	$68.55	$72.56	$64.35	$64.50	$67.40	$67.29	$74.54	$70.72

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	131,197	88,019	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	22,021	32,128	110,039	35,670	31,923	67,593
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	106,294	76,928	29,308	8,791	7,854	5,787	9,389	31,821	12,830	12,473	8,799	11,465	45,567	13,488	10,637	24,125
Total segment sales	222,345	252,581	268,854	285,330	237,491	164,947	118,353	30,991	28,847	22,616	34,904	117,358	40,981	40,212	30,820	43,593	155,606	49,158	42,560	91,718
Cost of products sold	191,837	219,124	218,394	231,503	197,583	142,963	108,352	27,594	25,459	23,825	30,980	107,858	36,237	35,951	28,106	38,546	138,840	41,416	36,058	77,474
Gross profit	30,508	33,457	50,460	53,827	39,908	21,984	10,001	3,397	3,388	(1,209)	3,924	9,500	4,744	4,261	2,714	5,047	16,766	7,742	6,502	14,244
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(12,633)	(9,602)	(7,020)	(1,876)	(1,226)	(1,341)	(1,431)	(5,874)	(1,008)	(856)	(900)	(854)	(3,619)	(1,490)	(1,517)	(3,007)
Restructuring charges	-	-	-	-	-	-	-	-	(373)	-	-	(373)	-	-	-	-	-	-	-	-
Other income	10,782	30,376	2,638	16,974	6,954	1,419	13,115	271	202	1,259	20,385	22,117	263	115	295	623	1,296	335	405	740
Operating Profit (Loss)	29,370	48,397	36,886	55,623	34,229	13,801	16,096	1,792	1,991	(1,291)	22,878	25,370	3,999	3,520	2,109	4,816	14,443	6,587	5,390	11,977

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	16,470	11,363	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	3,029	4,042	14,793	4,447	3,840	8,287
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.38	$7.06	$7.45	$7.12	$7.26	$7.38	$7.19	$7.28	$7.27	$7.95	$7.44	$8.02	$8.31	$8.16
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.68	$6.91	$6.72	$6.22	$6.35	$7.47	$6.01	$6.72	$5.98	$5.99	$6.46	$6.63	$6.26	$6.33	$6.57	$6.44

Concrete
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	247,931	175,712	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	44,582	82,082	231,358	98,234	93,171	191,405
Package products sales and delivery fees	59,832	72,204	57,708	58,581	61,490	55,671	55,322	14,796	13,542	12,398	8,514	49,250	127	101	46	97	371	286	-	286
Total segment sales	282,512	337,458	335,775	369,233	309,421	231,383	236,148	71,024	58,121	49,879	52,704	231,728	52,045	52,877	44,628	82,179	231,729	98,520	93,171	191,691
Cost of products sold	267,625	316,341	310,955	341,604	288,756	218,119	235,055	71,197	59,212	52,663	53,791	236,863	52,673	54,123	47,081	81,417	235,294	92,589	92,591	185,180
Gross profit	14,887	21,117	24,820	27,629	20,665	13,264	1,093	(173)	(1,091)	(2,784)	(1,087)	(5,135)	(628)	(1,246)	(2,453)	762	(3,565)	5,931	580	6,511
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(13,116)	(10,193)	(12,773)	(4,374)	(2,436)	(1,297)	(2,739)	(10,846)	(2,690)	(2,074)	(2,475)	(3,500)	(10,739)	(3,164)	(3,120)	(6,284)
Restructuring charges	-	-	-	-	-	-	-	-	(536)	-	-	(536)	-	-	-	-	-	-	-	-
Other income	711	647	1,310	3,268	1,314	586	529	2,207	457	(177)	39,065	41,552	1,410	713	666	1,383	4,172	3,351	1,036	4,387
Operating Profit (Loss)	5,259	10,349	9,846	11,583	8,863	3,657	(11,151)	(2,340)	(3,606)	(4,258)	35,239	25,035	(1,908)	(2,607)	(4,262)	(1,355)	(10,132)	6,118	(1,504)	4,614

Ready-mix concrete
Shipments (cyd)	3,678	3,830	3,665	3,844	2,902	2,147	2,415	741	587	508	563	2,399	649	643	541	968	2,801	1,134	1,079	2,214
Prices ($/cyd)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$74.87	$75.93	$75.85	$73.80	$78.50	$76.06	$80.08	$81.99	$82.49	$84.83	$82.62	$86.86	$86.32	$86.60
Cost of sales ($/cyd)	$61.12	$67.69	$71.92	$76.36	$81.41	$79.82	$77.89	$78.91	$80.66	$81.87	$81.34	$77.89	$80.97	$84.16	$87.04	$83.79	$83.85	$81.65	$85.78	$83.66

Total Segment Operating Profit (Loss)	117,880	168,148	218,272	169,383	27,151	31,454	1,238	5,969	(6,970)	(7,933)	79,827	70,893	10,513	6,970	7,696	23,195	48,373	26,698	7,580	34,278
Corporate
Other income	9,892	15,296	8,145	3,902	3,622	887	2,448	203	163	84	61	511	46	46	98	112	302	1,534	2,386	3,920
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(27,001)	(42,092)	(33,291)	(6,402)	(4,953)	(9,964)	(13,794)	(35,113)	(10,317)	(10,405)	(10,439)	(8,969)	(40,128)	(10,262)	(10,057)	(20,319)
Restructuring charges	-	-	-	-	-	-	-	-	(1,169)	-	-	(1,169)	-	-	-	-	-	-	-	-
	(31,198)	(32,560)	(47,587)	(39,519)	(23,379)	(41,205)	(30,843)	(6,199)	(5,959)	(9,880)	(13,733)	(35,771)	(10,271)	(10,359)	(10,341)	(8,857)	(39,826)	(8,728)	(7,671)	(16,399)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(33,286)	(52,240)	(47,583)	(9,460)	(8,838)	(8,512)	(8,025)	(34,835)	(7,777)	(7,458)	(7,227)	(10,345)	(32,807)	(17,371)	(17,423)	(34,794)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	(29,619)	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(106,807)	(9,690)	(21,767)	(26,325)	58,069	287	(7,535)	(10,846)	(9,868)	3,991	(24,260)	599	(17,514)	(16,914)

Texas Industries, Inc.
Business Segment Summary
$ In thousands except per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010		FY2012					FY2013					FY2014
							Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Major Gains (losses) in Other Income
Cement							-					-					-			-
Antidumping settlement			19,803				-					-					-			-
Sale of emissions credits				3,879	1,723	3,427	1,690	2,533				2,533					-			-
Oil and gas bonus proceeds					2,781		-					-					-			-
Aggregates							-					-					-			-
Sale of emissions credits	6,225						-					-					-			-
Sale of real estate		23,987		5,146	4,961		-				20,784	20,784			3,634		3,634			-
Sale of southern Louisiana operations				10,093			-					-					-			-
Exchange of operating assets							11,997	2,058			(489)	1,569				41,147	41,147			-
Concrete							-					-					-			-
Texas-based package products operations							-				30,881	30,881					-			-
Sale of real estate																		2,081		2,081
Exchange of operation assets							-				8,965	8,965					-			-
Corporate							-					-					-			-
Oil and gas bonus proceeds					1,636		834					-					-			-
Sale of real estate																		1,366	2,094	3,460

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	37,799	35,828	36,576	8,927	8,897	8,723	8,531	35,078	8,464	8,429	8,395	9,931	35,219	13,043	13,077	26,120
Aggregates	12,898	13,926	16,093	21,166	21,919	19,873	18,963	4,195	3,868	3,898	3,784	15,745	3,327	3,347	3,166	3,213	13,053	3,191	2,882	6,073
Concrete	6,889	6,181	6,493	7,998	7,434	7,065	7,625	2,564	2,326	2,194	1,897	8,981	1,866	1,981	2,281	3,226	9,354	3,418	3,387	6,805
Corporate	1,761	1,220	536	768	1,040	1,159	1,133	294	314	295	245	1,148	217	229	254	289	989	242	222	464
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	68,192	63,925	64,297	15,980	15,405	15,110	14,457	60,952	13,874	13,986	14,096	16,659	58,615	19,894	19,568	39,462

													NOTES:
													We have changed the name of our "consumer products" segment to
													"concrete". This changes impacts only the name of the segment, and
													does not impact or change the financial information we report through
													this segment.

													Prior years shown as comparative to FY14 have been adjusted for
													discontinued operations.